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                                                                    EXHIBIT 3.03


                            CERTIFICATE OF AMENDMENT
                            ------------------------
                                       OF
                                       --
                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                                       OF
                                       --
                        FIREARMS TRAINING SYSTEMS, INC.
                        -------------------------------



                     Pursuant to Section 242 of the General
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                    Corporation Law of the State of Delaware
                    ----------------------------------------



          FIREARMS TRAINING SYSTEMS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That, in lieu of a meeting of the Board of Directors of the Corporation, resolutions were duly adopted by written unanimous consent of all the directors setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing the submission of said amendment to the sole holder of all the outstanding shares of Common Stock of the Corporation (the only shares entitled to vote thereon) for consideration thereof. The resolution of the Board
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of Directors of the Corporation setting forth the proposed amendment is as follows:

          RESOLVED, that the Board of Directors of the Corporation hereby declares it advisable that the Certificate of Incorporation of the Corporation be amended as follows:

          (a) Article Fourth thereof shall be amended so that, as amended, Article Fourth shall be and read in its entirety as follows:

          "FOURTH:  The Corporation is authorized to issue three classes of
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shares to be designated respectively as Preferred Stock, Class A Common Stock and Class B Non-voting Common Stock. The total number of shares of Preferred Stock the Corporation shall have authority to issue shall be 200,000, $.10 par value, and the total number of shares of Class A Common Stock the Corporation shall have the authority to issue shall be 41,000,000, $.00001 par value, and the total number of shares of Class B Non-voting Common Stock the corporation shall have the authority to issue shall be 8,500,000, $.00001 par value.

          Each holder of Class A Common Stock shall be entitled to one vote for each share held of record on all matters on which stockholders generally are entitled to vote, and holders of Class B Non-voting Common Stock shall have and possess no voting rights whatsoever except as may be explicitly imposed by statute in particular situations.
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          Each and every share of Class A Common Stock and Class B Non-voting
Common Stock shall be in every respect identical and entitled to share and share alike without preference or discrimination in all rights, advantages, benefits, privileges, dividends, rights on distribution and winding up except as to voting powers which as aforementioned shall be vested in the holders of the Class A Common Stock.

          Each holder of Class B Non-voting Common Stock is entitled to convert at the holder's election and at any time any or all of such holder's Class B Non-voting Common Stock into shares of Class A Common Stock at the rate of one share of Class B Non-voting Common Stock for one share of Class A Common Stock.

          The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the voting powers, full or limited, and other rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, may increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of such series.
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          When this amended Certificate of Incorporation becomes effective (the
"Effective Time"), (i) each share of Common Stock, par value $1.00 per share ("Existing Common Stock"), issued and outstanding at such time shall be changed into and become, without further stockholder action, 100,000 shares of Class A Common Stock, par value $.00001 per share ("New Class A Common Stock"), and (ii) existing certificates representing shares of Existing Common Stock shall thereupon and thereafter represent 100,000 shares of New Class A Common Stock for each share of Existing Common Stock previously represented thereby. If a holder of record (immediately prior to the Effective Time) of shares of Existing Common Stock outstanding immediately prior to the Effective Time presents to the Corporation a certificate or certificates which represented such shares, then the Corporation shall issue to such holder of record, in exchange for the surrender and cancellation of such certificate or certificates, a certificate or certificates representing the
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shares of New Class A Common Stock into which such shares of Existing Common
Stock were changed pursuant to this paragraph."; and

          (b) adding a new Article Eleventh thereto which shall be and read in its entirety as follows:

          "ELEVENTH:  No director shall be personally liable to the Corporation
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or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article ELEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
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fees), judgments, fines and amounts in connection with such action, suit or proceeding, in accordance with the laws of the State of Delaware, and to the full extent permitted by such laws except as the By-laws of the Corporation may otherwise provide. Such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, including insurance purchased and maintained by the Corporation, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

and directs that such amendment be submitted to the sole stockholder of the Corporation for approval and adoption in accordance with the General Corporation Law of the State of Delaware.

          SECOND: That thereafter, in lieu of a meeting and vote of stockholders, the sole holder of Common Stock of the Corporation has given written consent to said amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.
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          THIRD:  That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
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          IN WITNESS WHEREOF, Firearms Training Systems, Inc. has caused this
Certificate to be signed by Jody Scheckter, its President and attested by Clare Fawkes, its Secretary, this 30th day of July, 1996.



                              Firearms Training Systems, Inc.



                              by   /s/  Jody Scheckter
                                ---------------------------
                              Name:     Jody Scheckter
                              Title:    President



ATTEST:  Clare Fawkes



by /s/ Clare Fawkes
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       Clare Fawkes
       Secretary